UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2016

Columbia Pipeline Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36835	51-0658510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 San Felipe Street, Houston, Texas 77056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 386-3701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2016, in connection with the closing of the previously announced merger transaction involving TransCanada Corporation (“TransCanada”) and Columbia Pipeline Group, Inc. (the “CPG”), Robert C. Skaggs, Jr., Chairman of the Board of Directors and Chief Executive Officer of CPP GP LLC (the “Company”) the general partner of Columbia Pipeline Partners LP (the “Partnership”), Glen L. Kettering, President of the Company, Stephen P. Smith, Executive Vice President and Chief Financial Officer of the Company and Jon D. Veurink, Senior Vice President and Chief Accounting Officer of the Company, were notified by TransCanada that it is TransCanada’s intention that they will cease serving as executive officers and/or directors of the Company upon the effective time of the merger. It is expected that Messrs. Skaggs, Kettering and Smith will cease their employment with the Company effective as of the first business day after the effective time of the merger. Assuming that the merger becomes effective on July 1, 2016, as TransCanada and CPG currently expect, the effective date of employment termination for Messrs. Skaggs, Kettering and Smith is anticipated to be July 5, 2016. The effective date of employment termination for Mr. Veurink is anticipated to be August 31, 2016.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this filing may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995 concerning CPG and the proposed merger with TransCanada. Forward-looking statements are statements other than historical facts and that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will” and similar words. All such forward-looking statements speak only as of the date of this filing. Although CPG believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved and such statements are subject to various risks and uncertainties. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted in such statements and readers are cautioned not to place undue reliance on such statements. The Partnership’s and CPG’s business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond the Partnership’s and CPG’s control. These factors include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to termination of the merger agreement with TransCanada; the inability to complete the proposed merger due to the failure to satisfy certain conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger; risks related to disruption of management’s attention from the Partnership’s and CPG’s ongoing business operations due to the pending merger; the impact of the announcement of the proposed merger on relationships with third parties, including commercial counterparties, employees and competitors, and risks associated with the loss and ongoing replacement of key personnel; risks relating to unanticipated costs of integration in connection with the proposed merger, including operating costs, customer loss or business disruption being greater than expected; changes in general economic conditions; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; the demand for natural gas storage and transportation services; our ability to successfully implement our business plan; our ability to complete internal growth projects on time and on budget; the price and availability of debt and equity financing; the availability and price of natural gas to the consumer compared with the price of alternative and competing fuels; competition from the same and alternative energy sources; energy efficiency and technology trends; operating hazards and other risks incidental to transporting, storing and gathering natural gas; natural disasters, weather-related delays, casualty losses, acts of war and terrorism and other matters beyond our control; interest rates; labor relations; large customer defaults; changes in the availability and cost of capital; changes in tax status; the effects of existing and future laws and governmental regulations; and the effects of future litigation, including litigation relating to the proposed merger with TransCanada. We caution that the foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in the Partnership’s and CPG’s Annual Reports on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2015, as amended, and the Partnership’s and CPG’s other filings with the SEC, which are available at http://www.sec.gov. All forward-looking statements included in this filing are expressly qualified in their entirety by such cautionary statements. The Partnership and CPG expressly disclaim any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this filing except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Columbia Pipeline Partners LP

	By:	CPP GP LLC, its general partner
Date: June 28, 2016
	By:	/s/ Gabriel Nwuli
Gabriel Nwuli
Assistant Corporate Secretary